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                                                                    Exhibit 11.1


                       MULTIPLE ZONES INTERNATIONAL, INC.
                    COMPUTATION OF PRIMARY EARNINGS PER SHARE

                                                                            Three Months Ended
                                                                     ------------------------------
                                                                       MARCH 31,          March 31,
                                                                         1997               1996
                                                                     ------------        ----------
 Net income                                                          $  2,065,603        $2,173,061

Adjustment to net income for accretion of
Series B Convertible Preferred Stock                                                       (229,631)
                                                                     ------------        ----------

Net income applicable to common stock equivalents                    $  2,065,603        $1,943,430
                                                                     ============        ==========

Shares used in calculating primary earnings per share:

     Weighted average common shares outstanding                        12,899,378         9,374,999

     Net effect of stock options and warrants calculated using
     the treasury stock method                                            327,425           426,281

          Total shares                                                 13,226,803         9,801,280
                                                                     ============        ==========

      Primary earnings per share                                     $       0.16        $     0.20
                                                                     ============        ==========



                       MULTIPLE ZONES INTERNATIONAL, INC.
                 COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE

                                                                                           Three Months Ended
                                                                                      -----------------------------
                                                                                        MARCH 31,        March 31,
                                                                                          1997             1996
                                                                                      -----------       -----------
 Net income                                                                           $ 2,065,603       $ 2,173,061
                                                                                      ===========       ===========
Shares used in calculating fully diluted earnings per share:

     Weighted average common shares outstanding                                        12,899,378         9,374,999

     Net effect of stock options and warrants calculated using
     the treasury stock method                                                            327,425           426,281

     Weighted average Series B Convertible Preferred Stock issued during the 12 months prior to the public offering calculated using the treasury stock method and treated as
     outstanding for the entire period                                                                      335,330
                                                                                      -----------       -----------

          Total shares                                                                 13,226,803        10,136,610
                                                                                      ===========       ===========

     Fully diluted earnings per share                                                 $      0.16       $      0.21
                                                                                      ===========       ===========




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